Exhibit 99.1

BioLargo Achieves Record Product Sales and Revenues - Marching to First Industry-Wide Adoption

Westminster, CA – August 14, 2018 – BioLargo, Inc. (OTCQB: BLGO), an innovator of sustainable science and technology and full-service environmental engineering company, announced that it had filed its 10-Q quarterly report for the second quarter of 2018. Highlights from the quarterly report include:

●	Revenue from product sales for the three and six months ended June 30, 2018 increased by 216% and 270%, respectively, compared with the three and six months ended June 30, 2017.
●	Total revenues for the first six months of 2018 was $589,767.
●	With over $300,000 of revenue in the second quarter, and more than $500,000 for the first six months, the company believes it will exceed $1,000,000 annual revenue in 2018.
●	Since the first of the year, the company has reduced its debt obligations by approximately $5.8 million.
●	The company has submitted an application to list its common stock on NASDAQ, as management believes uplisting from the OTCQB will provide many benefits to the company and its stockholders.

The company’s expanding commercial prospects are further discussed in the Form 10-Q, as highlighted here:

Odor-No-More:

The company’s flagship product, CupriDyne Clean, reduces and eliminate tough odors and VOC’s in various industrial settings, including solid waste handling facilities such as transfer stations and landfills, and wastewater treatment facilities. Recent highlights include:

●	The company is now serving four of the leading companies in the waste handling industry and has secured multiple flagship clients in the wastewater treatment industry.
●	National customers have begun adopting CupriDyne Clean on a regional basis and the company expects the trend to continue.
●	CupriDyne Clean revenues rose 30% in Q-2 as compared with Q-1 of 2018, and revenues from all odor related products and services increased by 41% for the same period.
●	Management believes its CupriDyne Clean operations are scalable and the market opportunity has been validated.
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“Turn-key” odor control services are now being offered to clients, with over 30 “design-build” bids for odor control systems having been submitted to expand the use of CupriDyne Clean in client operations; and the company expanded its service offering to include ongoing maintenance and on-site support services to its clients.

●	One customer showcased its work with CupriDyne Clean as an example of “Best Practices” at a recent industry conference.

BioLargo Engineering, Science & Technologies (BLEST):

BioLargo’s engineering team, based in the Knoxville, Tennessee area, includes seven scientists and engineers with a combined 200+ years’ experience in diverse engineering fields. Notable highlights in its growing pipeline of business include:

●	BLEST has been retained to serve as “Owner’s Engineer” in preparation for a for a proposed $687 million integrated biofuels production project to be built on the east coast.
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It is working with a leading natural gas utility in Tennessee to perform a compliance review of operating, maintenance, and emergency response activities and to ensure the overall integrity of the facilities review relating to new rules established by the U.S. Department of Transportation Pipeline and Hazardous Materials Safety Administration (PMMSA) regulation pertaining to the use of natural underground storage of natural gas.

●	It has been hired to evaluate emissions from an “energetic materials incinerator” at a large U.S. military installation to ensure they are meeting EPA regulatory standards.

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It has expanded its service offering as a direct result of a recently acquired new equipment called a custom-fabricated Rotary Thermal Apparatus (RTA) which expands the capabilities of the company to outside clients and creates a host of new business opportunities. This offering was highlighted in a recent ‘Company Spotlight’ (Link Here).

Clyra Medical

Clyra Medical Technologies, Inc. (“Clyra”) is developing disruptive products featuring the BioLargo technology in the medical industry. Initial product designs focus in the “advanced wound care” field, which includes traumatic injury, diabetic ulcers, and chronic hard-to-heal wounds. Updates for Clyra include:

●	Awaiting premarket clearance of its first product under Section 510(k) of the Food, Drug, and Cosmetic Act.
●	Continuing on new product development.
●	Management is actively engaged in arranging for clinical work and is in discussions with a number of potential strategic partners.

Advanced Oxidation System (AOS):

The AOS is a water treatment device that eliminates pathogenic organisms and organic contaminants with extreme efficacy while consuming very little electricity. It is designed to be the final step in a water treatment system and is less expensive to operate and faster than current treatment technologies (UV and ozone). Prominent highlights include:

●	A pilot project commencing this fall will use the AOS to treat poultry wastewater on-site at a poultry producer’s facility in Alberta, Canada.
●	The pilot project commencing this fall will use the AOS to treat wastewater at a Californian brewery.
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It Canadian subsidiary recently applied for significant grant funding to re-initiate work to help treat Oil Sands Produced Waters and other oil and gas wastewaters using the AOS. The company will be notified about the status of this funding application in the coming months.

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Work is continually progressing to support a number of commercial applications, with a key focus on wastewater treatment, food processing, agriculture, and oil and gas. The company in the early stages of evaluating opportunities in in the storm drain recapture/recycling, and drinking water.

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To support the planned pilots for the AOS, BioLargo Water has secured public funding from the Government of Canada, including a CA $235,000 grant from the Industrial Research Assistance Program (NRC-IRAP) to fund its first on-site pilot project in the Canadian poultry industry. The company also submitted and are currently submitting applications for a series of substantial government grants (totaling more than $4M (USD) to fund its development and piloting efforts in wastewater, food processing and oil and gas applications.

●	The company’s engineering team in Tennessee is actively preparing a process engineering package for the AOS system.

Dennis P. Calvert, President of BioLargo, commented, “The company is poised to take advantage of what we believe are multiple commercial growth opportunities with massive market potential. We are more prepared than ever before to leverage our considerable technology portfolio and human know-how to grow our business. Our team is excited and ready for the challenges ahead.”

BioLargo proudly and regularly publishes information about its employees, products and activities through social media, including:

●	Blogs at http://biolargo.blogspot.com/, http://biolargowater.blogspot.ca/, and http://biolargoengineering.blogspot.com/
●	Facebook pages at:
o	https://www.facebook.com/BioLargo1/
o	https://www.facebook.com/CupridyneClean/

You can follow our twitter feeds here:

●	@BioLargo
●	@BioLargoWater
●	@OdorNoMore
●	@CupriDyneClean

About BioLargo, Inc.

BioLargo, Inc. is an innovative technology incubator and environmental engineering company driven by a mission to “make life better” by delivering robust, sustainable solutions for a broad range of industries and applications, with a focus on clean water, clean air, and advanced wound care. We incubate disruptive technologies by providing the capital, support, and expertise to expedite them from “cradle” to “maturity” (www.biolargo.com). Our engineering division features experienced professional engineers dedicated to integrity, reliability, and environmental stewardship (www.biolargoengineering.com). Our industrial odor control division, Odor-No-More (www.odornomore.com) features CupriDyne Clean Industrial Odor Eliminator (www.cupridyne.com), which eliminates the odor-causing compounds and VOCs rather than masking them, and is now winning over leading companies in the solid waste handling and wastewater industries and other industries that contend with malodors and VOCs. Our subsidiary BioLargo Water (www.biolargowater.ca) develops the Advanced Oxidation System “AOS”, a disruptive industrial water treatment technology designed to eliminate waterborne pathogens and recalcitrant contaminants with better energy-efficiency and lower operational costs than incumbent technologies. Our subsidiary Clyra Medical (www.clyramedical.com) features effective and gentle solutions for chronic infected wounds to promote infection control and regenerative tissue therapy.

Safe Harbor Act

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Contact Information
Dennis Calvert
President and CEO
BioLargo, Inc.
949-643-9540 x2